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                                                                      Exhibit 1

                                       FORM OF

                                SUBSCRIPTION AGREEMENT

NOTE:                 FOUR COMPLETED AND EXECUTED COPIES OF THIS
                   SUBSCRIPTION AGREEMENT MUST BE RETURNED, AND THE
                         ENTIRE PURCHASE PRICE FOR THE COMMON
                STOCK SUBSCRIBED FOR MUST BE PAID AS SET FORTH HEREIN,
                           TO SUBSCRIBE FOR THIS OFFERING.

                     Name of Subscriber:
                                         -----------------------

                          Number of Shares of Common Stock,
                  no par value, at $0.60 per Share:
                                                    ---------------

                      Aggregate Purchase Price:  $
                                                  -----------

                                   * * * * * * * *

    SUBSCRIPTION AGREEMENT, dated as of November 7, 1997, by and among Nicollet Process Engineering, Inc., a Minnesota corporation (the "Company"), and certain investors executing counterparts of this Agreement (collectively, the "Investors," or each individually, an "Investor").

                                 W I T N E S S E T H

    WHEREAS, the Company desires to sell to the Investors and the Investors desire to purchase from the Company, an aggregate of 1,166,667 shares of the Company's common stock, no par value per share (the "Common Stock"), at a purchase price of $0.60 per share; and

    WHEREAS, the Company's business and financial performance is described in the Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 1996 and its Quarterly Reports on Forms 10-QSB for the periods ended November 30, 1996, February 28, 1997 and May 31, 1997 (collectively, the "Reports") as filed with the Securities and Exchange Commission (the "Commission"). Copies of such Reports have been provided to each of the Investors;

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    NOW, THEREFORE, the parties hereto agree as follows:

    1.  SUBSCRIPTION AND PAYMENT.

    Subject to the terms and conditions herein set forth, the undersigned (the "Investor") hereby subscribes for the number of shares of Common Stock set forth above.

    The Investor agrees to deliver to the Company at the Closing (as defined below) the aggregate purchase price of $___________, payable in immediately available funds, for the shares of Common Stock subscribed for hereby.

    2.  CLOSING.

    The closing (the "Closing") of the purchase and sale of the Common Stock (the "Offering") shall occur on November __, 1997 or the earliest date thereafter on which the closing conditions specified in Sections 7 and 8 of this Agreement shall have been satisfied or waived (any such date, the "Closing Date"); provided, however, that if the Closing has not occurred by November 10, 1997, then this Agreement shall terminate and the Closing shall not take place. At the Closing, the Company will deliver to the Investor two executed copies of this Agreement with instructions to the Company's transfer agent to issue the shares of Common Stock subscribed for hereby.

    3.  TERMINATION OF OFFERING.

    If (a) the Company or the Investor shall have reasonably determined that an event has occurred or a condition exists which could materially and adversely affect the business or proposed business of the Company and that such possibility warrants termination of the Offering, (b) the conditions to the Closing of the Offering are not satisfied or (c) the Investor elects to withdraw its subscription hereunder, the Offering will be terminated, and the Company will not issue the Common Stock and the Company will not be entitled to payment of the purchase price for the Common Stock.

    4.  REPRESENTATIONS AND WARRANTIES BY INVESTOR.

    The Investor hereby represents and warrants to the Company that:

         (a) it is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Act");

         (b) it has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company;

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         (c)  it understands that the Common Stock involves risk of loss of such Investor's investment;

         (d) its financial situation is such that such Investor is able to bear the economic risks of its investment made hereby and at the present time and in the foreseeable future could afford a complete loss of such investment;

         (e) it has received and read the Reports and has evaluated the risks of investing in the Company;

         (f) it has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering or such other information as it desired in order to evaluate its investment;

         (g) it understands that an investment in the Company involves certain risks and it has taken full cognizance of and understands such risks;

         (h) it understands that the Common Stock has not been registered under the Act and agrees that the Common Stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Act and subject to the terms of this Subscription Agreement;

         (i) it understands that no federal or state agency has made any finding or determination as to the fairness for investment in, or any recommendation or endorsement of, the Common Stock;

         (j) the Common Stock herein subscribed for is being acquired by it in good faith solely for its own account, for investment purposes and not with a view to subdivision, distribution or resale. It will not sell or otherwise dispose of any shares of the Common Stock, unless:

              i) it shall have advised the Company in writing that it intends to dispose of such shares of Common Stock in a manner to be described in such advice, and counsel reasonably acceptable to the Company shall have delivered to the Company an opinion that such transfer may be lawfully made without registration under the Act or under any applicable securities laws of any jurisdiction; or

              ii) a registration statement on an appropriate form under the Act, or a post-effective amendment to such registration statement, covering the proposed sale or other disposition of such shares of Common Stock shall be in effect under the Act and such shares of Common Stock or the proposed sale or other

                                      - 3 -

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disposition thereof shall have been registered or qualified under applicable securities laws of any jurisdiction.

    The Investor undertakes to notify the Company as soon as practicable of any material change in any representation, warranty or other information relating to the Investor set forth herein which occurs prior to the Closing in order to insure compliance of the Investor with the terms of this Agreement.

    The Investor acknowledges and agrees that the certificates representing the Common Stock shall bear the following legend (unless not required under the Act):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or under any state securities law and may not be sold, exchanged, hypothecated or transferred in any manner except in compliance with federal and state securities laws and that certain Subscription Agreement dated as of November 7, 1997 among the Company and various investors in the Company."

    The Investor also acknowledges that the Company may place a stop transfer order against transfer of the Common Stock, if necessary in the Company's reasonable judgment in order to assure compliance by the Investor with the terms of this Agreement.

    The Investor represents and warrants that this Agreement has been duly and validly executed by the Investor and constitutes the legal, valid and binding agreement of the Investor, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

    If the Investor is an individual, the Investor represents and warrants that the Investor has the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein. If the Investor is a partnership, corporation, trust or other entity, the Investor represents and warrants that
(i) the individual executing this Agreement has appropriate authority to act on behalf of the Investor and (ii) the Investor was not specifically formed to acquire the Common Stock subscribed for hereby. If the Investor is a partnership, the Investor further represents that the funds to make this investment were not derived from additional capital contributions of the partners of such partnership made solely for the purpose of enabling such partnership to purchase the Preferred Stock and that such partnership was not formed solely for the purpose of enabling such partnership to purchase the Preferred Stock.

    If the Investor is an individual, the Investor represents and warrants that the Investor is a bona fide resident of the state of ___________. If the Investor is a partnership, corporation, trust or other entity, the Investor represents and warrants that its is organized under the laws of

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the state of _____________ and its principal place of business is located in the state of ______________.

    The foregoing representations, warranties, agreements, undertakings and acknowledgments are made by the Investor with the intent that they be relied upon in determining its suitability as a purchaser of Common Stock.

    5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor that:

         (a) The Company has duly filed with the Commission all reports required by the Securities Exchange Act of 1934 (the "Exchange Act"). The Company has furnished to the Investor a true and correct copy of the Reports. Each Report does not, as of the date on which it was signed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The financial statements (including the related notes) of the Company included in the Reports present fairly the financial position of the Company as of the dates indicated and its results of operations for the periods specified therein. All such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") on a basis consistently applied; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments and do not contain all footnotes required by GAAP.

         (c) The Company does not have any subsidiaries. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Reports, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Reports, except for those jurisdiction in which a failure to do so would not have a material adverse effect on the business, operations and financial condition of the Company.

         (d) The authorized capital stock of the Company consists of (i) 3,000,000 shares of preferred stock, no par value, no shares of which are issued and outstanding, and (ii) 12,000,000 shares of Common Stock, no par value, of which ___________ shares are issued and outstanding. Except as set forth herein and except for stock options and warrants outstanding, as set forth on SCHEDULE 5(d) hereto, there are no additional shares of capital stock of the Company issued and outstanding as of the date hereof and there

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are no other securities of the Company issued and outstanding that are convertible into shares of its capital stock. The Company has all requisite power and authority to issue, sell and deliver the Common Stock subscribed for hereby in accordance with and upon the terms and conditions set forth in this Agreement; and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Common Stock has been validly and sufficiently taken. The shares of Common Stock currently issued and outstanding are, and the shares of Common Stock being subscribed for hereby, when issued, delivered and paid for in accordance with this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable.

         (e) Except as set forth on SCHEDULE 5(e) hereto, subsequent to the respective dates as of which information is given in the Reports, the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business, and there has not been any material change on a consolidated basis in the capital stock, or any material increase in the short-term debt or long-term debt, or any material adverse change in the condition (financial or other), business, key personnel, properties or results of operations of the Company.

         (f) The Company is not in violation of its Articles of Incorporation or Bylaws or in default in the performance of any material obligation contained in any material agreement, indenture or other instrument. The performance by the Company of its obligations under this Agreement and under that certain Registration Rights Agreement among the Company and the Investors, dated as of the date hereof (the "Registration Rights Agreement"), and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of the Articles of Incorporation or Bylaws of the Company, or any material agreement, material indenture or other material instrument to which the Company is a party or by which it is bound, or any law, rule, administrative regulation or decree of any court or governmental authority having jurisdiction over the Company or its properties, or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company. No consent, approval, authorization or order of any court or governmental authority is required in connection with the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement. Except as set forth on SCHEDULE 5(f) hereto, the rights granted to the Investors hereunder and under the Registration Rights Agreement do not in any way conflict with and are not inconsistent with any rights granted to the holders of the Company's securities or debt instruments.

         (g) The Common Stock subscribed for hereunder, when issued, will conform to the description thereof contained in the Reports. Except as described in the Reports or

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as set forth in this Agreement, including on SCHEDULE 5(g) hereto, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation or Bylaws or any agreement or other instrument to which the Company is a party. Neither the Offering nor the sale of the Common Stock as contemplated in this Agreement gives rise to any anti-dilution rights, other than those which have been waived, relating to the Common Stock (other than any such rights as are granted to the Investors).

         (h) The Company has full right, power and authority to enter into this Agreement and the Registration Rights Agreement and this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

         (i)  Except as otherwise stated in the Reports and as set forth on
SCHEDULE 5(i) hereto, (A) the Company has good and marketable title (in fee simple, in the case of real property), free and clear of all liens and encumbrances, to all of the real and personal property described in the Reports as being owned by it, except for any liens and encumbrances which are not material in the aggregate and do not materially interfere with the conduct of the business of the Company, and (B) has valid leases to the real property described in the Reports as under lease to it with such exceptions as do not materially interfere with the conduct of the business of the Company.

         (j) Except as set forth in the Reports, there are no actions, suits or proceedings pending before or by any court or governmental agency or authority, or any arbitrator, which seek to restrain or prohibit the consummation of the transactions contemplated hereby or which might reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of the Company and, to the best of the Company's knowledge, no such action, suit or proceeding has been threatened.

         (k) The Company is not in violation of any law, ordinance, governmental rule or regulation or court degree to which it may be subject, which violation is likely to have a material adverse effect on the condition (financial or other), business or results of operations of the Company; and the Company has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which failure to obtain is likely to have a material adverse effect on the condition (financial or other), business or results of

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operations of the Company.

         (l) The Offering constitutes an exempted transaction under the Act and under the laws of any state; provided, however, that the representations and warranties of the Investors contained herein are true and accurate. Neither the Company nor any of its employees or other persons directly or indirectly affiliated with it has, either directly or through an agent, participated in the organization or management of any entity or has engaged or proposes during any time after the Closing to engage in any other activity, in a manner or under circumstances that would jeopardize the status of the Offering as an exempted transaction under the Act or under the laws of any state in which it is represented by the Company that the Offering may be made.

         (m) No person is entitled to receive any commission, fee or compensation from the Company for services rendered as placement agent or lender in connection with the offer or sale of the Common Stock pursuant to the Offering.

          (n) No approval of the existing stockholders of the Company is required for the Company to enter into this Agreement or the Registration Rights Agreement or to effect the transactions contemplated hereby or thereby.

          (o) The Company has taken all actions required under Section 302A.673 of the Minnesota Business Corporation Act to approve the transactions contemplated hereby or by the Registration Rights Agreement.

    6.  COVENANTS OF THE COMPANY.

    The Company covenants with the Investor that:

         (a) The Company will apply the net proceeds from the sale of the Common Stock for working capital and general corporate purposes.

         (b) The Company will, so long as the Investor shall be the holder of Common Stock, furnish to the Investor, (i) if the Company is not required to file reports with the Commission pursuant to the Exchange Act, (A) as soon as practicable after the end of each fiscal year, an annual report with respect to such year (including financial statements audited by independent public accountants) and (B) as soon as practicable after the end of each quarterly period (other than the last quarterly period) of each fiscal year, a statement (which need not be audited) of the results of operations of the Company for such period, (ii) promptly upon the filing thereof, copies of all reports filed by the Company with the Commission pursuant to the Exchange Act and, (iii) to the extent not otherwise furnished, any other documents furnished to holders of publicly held shares of Common Stock.

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         (c)  So long as the Investor shall be the holder of Common Stock, the
Company will permit, upon 48 hours prior notice, any person designated by the Investor in writing, at the sole expense of the Investor, to visit and inspect any of the properties and books of account of the Company and to discuss its affairs, finances and accounts with the principal officers of the Company, all at such reasonable times during regular business hours and at such reasonable intervals as the Investor may reasonably request; provided, that the Company shall not be required to reveal trade secrets or information not reasonably pertinent to an evaluation of the credit of the Company or compliance with this Agreement; and provided further that the Investor shall have entered into a confidentiality agreement with the Company in the form of EXHIBIT 6(c) hereto.

         (d) So long as the Investor shall be the holder of Common Stock, the Company shall use its best efforts to continue its existence, pay all applicable taxes and comply with all applicable material laws.

         (e) The Company undertakes to notify the Investor as soon as practical of any material change in any representation, warranty or other information relating to the Company set forth herein which occurs prior to the Closing.

         (f) Neither the Company nor any of its employees or other persons directly or indirectly affiliated with it will engage in any activity that would jeopardize the status of the Offering as an exempt transaction under the Act or under the laws of any state in which the Offering is made.

         (g)  For such period as the Investors and/or any other Affiliate(s)
(as defined below) of Andrew K. Boszhardt, Jr. or the other Investors own, in the aggregate, beneficially and of record not less than 500,000 shares (or, in the event the Company combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, such lesser number of shares as is the product of 500,000 multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Common Stock outstanding immediately subsequent to such event and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such event) of Common Stock of the Company (such period, the "Minimum Holding Period"): (i) Mr. Boszhardt or his designee shall be entitled to nominate one (1) director (such nominee, the "Boszhardt Nominee") for election as a member of the Board of Directors of the Company at each annual meeting of stockholders or any other meeting at which directors are elected, and the Company shall include such nominee in the slate of nominee directors recommended for election by the incumbent directors and management; and (ii) in the event a Boszhardt Nominee is elected as a member of the Board of Directors of the Company (such director, the "Boszhardt Director"), the Company shall use its reasonable efforts in good faith to ensure that such Boszhardt Director will continue as a member of the Board of Directors. As used herein,

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"Affiliate" shall mean, when used with respect to a specified person or entity, (x) another person or entity that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person or entity specified and (ii) additionally, in the case of Andrew K. Boszhardt, Jr., any of his immediate family members.

         (h) If, during the Minimum Holding Period, the Company should decide to issue and sell additional shares of any Common Stock of the Company, or any warrants or securities convertible into shares of Common Stock of the Company or other rights to subscribe for or to purchase any shares of Common Stock of the Company, for consideration (calculated as described below) of less than $5.00 per share, as appropriately adjusted upon the occurrence of any event described in clause (v) below, other than:

              (i) securities sold to the public pursuant to a registration statement filed under the Act or pursuant to Regulation A under the Act, including any warrants or other rights to purchase securities of the Company issued to underwriters in connection with such offering, and securities issuable upon exercise of such warrants or rights;

             (ii) securities awarded or issued in connection with the grant, exercise or vesting of options or other incentive awards to directors, officers, employees or consultants pursuant to benefit plans adopted by the Company;

             (iii) securities issued pursuant to subscriptions, warrants, options, convertible securities or other rights that are outstanding as of the date hereof;

              (iv) securities issued in connection with a joint venture, strategic investment or business combination; and

               (v) securities issued in connection with any stock split, stock dividend or recapitalization of the Company,

(all such capital stock, warrants, securities convertible into capital stock and other rights, other than securities referred to in clauses (i) through (v) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the Company shall first offer to sell to each of the Investors, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others such Investor's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to each such Investor and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer.

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Such Investor shall have a period of 30 days from and after the date of receipt by it of such notice within which to accept such offer. If an Investor elects to accept such offer, in whole or in part, such Investor shall so accept by written notice to the Company given within such 30 day period and shall pay for such Additional Securities at the same time as the other investors purchasing such Additional Securities purchase such Additional Securities and on the same terms. If an Investor fails to accept such offer in whole or in part within such 30-day period, any of such Additional Securities not purchased by such Investor pursuant to such offer may be offered for sale to others by the Company for a period of 120 days from the last day of such 30-day period, but only if such sales are made on terms no more favorable than those set forth in the initial offer to such Investor, free and clear of the restrictions imposed by this Section 6(h).

    For purposes of this Section 6(h), an Investor's "pro rata share" is the number of Additional Shares being offered (rounded to the nearest whole share) multiplied by a fraction, the numerator of which is the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options or convertible securities without the payment of any additional cash consideration or with the payment of a nominal cash consideration, as the case may be (collectively, "Fully Paid Securities"), to such Investor immediately prior to the issuance of the Additional Securities being offered, and the denominator of which is the total number of Fully Paid Securities issued or issuable by the Company immediately prior to the issuance of the Additional Securities.

    For purposes of this Section 6(h), the "consideration" received shall be deemed to be the amount received by the Company upon the grant or issuance of such securities, without deduction for expenses incurred or commissions paid or allowed, plus the amount of additional consideration, if any, received or receivable upon the conversion or exercise of any convertible securities, warrants or other rights.

         (i) The Company acknowledges that its representations, warranties, agreements, undertakings and acknowledgments herein are made by the Company with the intent that they be relied upon by each Investor in determining whether to invest in the Common Stock.

         (j) The Company shall enter into an indemnification agreement with each person who is elected a Bozhardt Director upon substantially the same terms as, and in no event upon terms less favorable than, the indemnifications provided by the Company to its current directors.

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    7.  CONDITIONS OF INVESTOR OBLIGATIONS.

    The Investor's obligations under this Agreement are subject (i) to the accuracy, in accordance with their terms, of the representations and warranties of the Company made in Section 5 that are qualified as to materiality, and to the accuracy, in all material respects, of the representations and warranties of the Company made in Section 5 that are not so qualified, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement, (ii) to the performance by the Company of its other obligations under this Agreement to be performed at or prior to the Closing and (iii) to the following further conditions:

        (a) At the Closing, the Investor shall have received the favorable opinion of counsel to the Company, dated the Closing Date and in form and substance satisfactory to the Investor, to the effect that:

             i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with full power and authority to own its properties and conduct its business as described in the Reports.

            ii) The authorized capital stock of the Company consists of 3,000,000 shares of preferred stock, no par value, and 12,000,000 shares of Common Stock, no par value. The Company has all requisite power and authority to issue, sell and deliver the Common Stock subscribed for hereby in accordance with and upon the terms and conditions set forth in this Agreement; and all corporate action required to be taken by the Company for the due and proper authorization, issuance, sale and delivery of the Common Stock has been validly and sufficiently taken. Upon payment by the Investor at the Closing of the purchase price for the shares of Common Stock subscribed for hereby, such Common Stock will be, upon issuance and delivery thereof, duly authorized, validly issued, fully paid and nonassessable. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation, Bylaws or any document filed as an exhibit to the Reports, to which the Company is a party.

          iii) The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby do not result in a violation of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company, or any agreement, indenture or other instrument, filed as an exhibit to the Reports, to which the Company is a party or by which it may be bound, or to which any property of the Company is subject, nor will the performance by the Company of its obligations hereunder or under the Registration Rights Agreement violate any law, rule, administrative regulation or decree of any court, or any governmental agency or authority having jurisdiction over the Company or its properties (excluding state securities laws), or, to the knowledge of such counsel, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company. No consent, approval, authorization or other order of any court, governmental agency or authority is required in connection with the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, except such as have been obtained hereunder and except for filings under federal or state securities laws which filings have been made at or prior to Closing.

           iv) The Company has full legal right, power and authority to enter into this Agreement and the Registration Rights Agreement. This Agreement and the Registration Rights Agreement have been validly authorized, executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto (provided that no opinion need be expressed with respect to (A) the application of equitable principles in any proceeding, whether at law or in equity or (B) as to the enforceability of indemnity and contribution provisions under applicable securities laws for being void as against principles of public policy).

           v) Except as set forth in the Reports, to the best of such counsel's knowledge, there are no actions, suits or proceedings pending before or by any court or governmental agency or authority, or any arbitrator, which seek to restrain or prohibit the consummation of the transactions contemplated hereby or which might reasonably be expected to result in any material adverse change in the condition (financial or other), business or results of operations of the Company and, to the best of the such counsel's knowledge, no such action, suit or proceeding has been threatened.

          vi) No approval of the existing stockholders of the Company is required for the Company to enter into this Agreement or the Registration Rights Agreement or to effect the transactions contemplated hereby or thereby.

         (vii) The Company has taken all actions required under Section 302A.673 of the Minnesota Business Corporation Act to approve the transactions contemplated hereby or by the Registration Rights Agreement.

              In expressing such opinion, such counsel may state (i) that, as to questions of fact not independently established by such counsel, such counsel has relied on certificates of the Company or its officers and of public officials, (ii) that such opinion is limited to the laws of the United States and the Laws of the State of Minnesota and (iii) that, when reference is made in such opinion to "knowledge" or to what is "known" to such counsel, such reference means the actual knowledge of only those attorneys who have given substantive attention to the representation of the Company and the preparation and negotiation of this Agreement.

         (b) At the Closing, the Investor shall have received a certificate, dated the date thereof and signed by the Chief Executive Officer and President of the Company, to the effect that:

              i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

             ii) The signer of said certificate has carefully examined the Reports and, after giving effect to all amendments or supplements thereto, on the Closing Date, such Reports do not include, except as set forth in such certificate, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

         (c) At or prior to Closing, Pierce McNally and Robert Pitner shall have entered into a written agreement with Andrew K. Boszhardt, Jr. to the effect that Messrs. McNally and Pitner shall agree to vote, during the Minimum Holding Period, all shares of Common Stock held by them to elect the Boszhardt Nominee as a member of the Board of Directors of the Company.

         (d) At or prior to Closing, a majority of the members of the Board of Directors shall have resolved to elect a Boszhardt Director on an interim basis to the Board of Directors of the Company, until the next annual meeting of stockholders of the Company.

         (e) At or prior to Closing, the Company shall have entered into the Registration Rights Agreement with the Investors which shall be in the form of EXHIBIT 7(e) hereto.

         (f) Concurrently with the Closing, the members of the Board of Directors of the Company as of September 24, 1997 shall purchase collectively an aggregate of 100,000 shares of Common Stock for a purchase price of $0.60 per share.

    If any of the conditions specified in this Section 7 have not been fulfilled in all material respects when and as required by this Agreement to be fulfilled, the Investor may cancel this Agreement and all its obligations under this Agreement by notifying the Company of such cancellation in writing or by telegram or by facsimile at any time at or before the Closing and any such cancellation will be without liability or obligation of any party to any other party (except in the case of willful breach).

    8.  CONDITIONS OF OBLIGATIONS OF THE COMPANY.

         The Investor's obligations under this Agreement are subject (i) to the accuracy, in accordance with their terms, of the representations and warranties of the Investor made in Section 4 that are qualified as to materiality, and to the accuracy, in all material respects, of the representations and warranties of the Investor made in Section 4 that are not so qualified, in each case as of the date of this Agreement and as of the Closing as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date or except for transactions explicitly permitted by this Agreement, (ii) to the performance by the Investor of its other obligations under this Agreement to be performed at or prior to the Closing and (iii) to the following further conditions:

        (a) All other Investors shall concurrently make the Investments contemplated to be made in connection with this Offering.

        (b) At the Closing, the Company shall have received a certificate of the Investor, dated the date thereof, to the effect that the representations and warranties of the Investor in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and the Investor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         (c) At or prior to the Closing, the Investor shall have executed the Registration Rights Agreement.

    If any of the conditions specified in this Section 8 have not been fulfilled in all material respects when and as required by this Agreement to be fulfilled, the Company may cancel this Agreement and all its obligations under this Agreement by notifying the Investor of such cancellation in writing or by telegram at any time at or before the Closing and any such cancellation will be without liability or obligation of any party to any other party (except in the case of willful breach).

    9.  RULE 144.

    The Company covenants that it will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it ceases to be required to file such reports, it will, upon the request of the Investor, make publicly available other information), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell the Common Stock without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Investor, the Company will deliver to it a written statement as to whether the Company has complied with such information disclosure and other requirements.

    10.  EXPENSES.

    Each party hereto shall bear its own legal and other expenses incurred in connection with this Offering.

    11.  NOTICES.

         (a) Any notice required to be given or delivered to the Investor shall be mailed first class, postage prepaid, return receipt requested, to such Investor's address shown on the signature page hereof.

         (b) Any notice required to be given or delivered to the Company shall be mailed first class, postage prepaid, return receipt requested, to:

              Nicollet Process Engineering, Inc.

              420 North Fifth Street
              Ford Centre, Suite 1040
              Minneapolis, Minnesota 55401
              Attn:  Robert A. Pitner
         with a copy to:

              Oppenheimer Wolff & Donnelly
              45 South Seventh Street
              Suite 3400
              Minneapolis, Minnesota  55402
              Attn:  Kristine L. Gabel, Esq.

    12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties and agreements hereunder shall survive execution of this Agreement and delivery of the Common Stock for the periods specified under applicable law.

    13. GOVERNING LAW. This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that State, without giving effect to principles of conflicts of law

    14. PUBLICITY. The parties hereto will consult with each other as to the form, substance and timing of any press release or other public disclosure with respect to this Agreement or any of the transactions contemplated hereby, and no such release or other public disclosure shall be made without the consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

    15. COUNTERPARTS. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute one and the same instrument.

    16.  WAIVER; AMENDMENT.

         (a) Any provision of this Agreement may be amended or waived if, and only if, (i) such amendment or waiver is in writing and, in the case of an amendment, signed by the Company and the Investor and (ii) in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    17. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement and the Registration Rights Agreement and the other agreements contemplated hereby represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first above written.


                                              --------------------------------
                                              Name of Subscriber

                                              By:
                                                  ----------------------------
                                                  Name:
                                                  Title:

                                                  Address:

                                                  ----------------------------

                                                  ----------------------------

                                                  ----------------------------

                                                  Tax Identification Number:

                                                  ----------------------------

The terms of the foregoing including
the subscription described therein are
agreed to and accepted as of
the date first above written:

NICOLLET PROCESS ENGINEERING, INC.

By:
    ------------------------------
    Name:
    Title: